EXHIBIT 99.1
Yext, Inc. Announces Second Quarter Fiscal 2021 Results

–Second Quarter Revenue Increased 22% Year-over-Year to $88.1 Million
–Unearned Revenue Increased 20% Year-over-Year to $147 Million
–Cash and Cash Equivalents of $223 Million as of July 31, 2020
–Issues Guidance for Third Quarter Fiscal 2021

NEW YORK, September 3, 2020 /PRNewswire/ -- Yext, Inc. (NYSE: YEXT), the Search Experience Cloud company, today announced its results for the three months ended July 31, 2020, or the Company's second quarter of fiscal 2021.
"We had a solid second quarter, exceeding the high end of our revenue and EPS guidance, while also driving sales efficiencies,” said Howard Lerman, CEO. "Our new 'Land with Answers' sales motion is the difference maker, and we have new logos using Yext to power their site search every day. And when we put our Official Answers Engine on a customer’s website, we are delivering on our mission to help every business and organization around the world deliver official answers every time people search.”
Second Quarter Fiscal 2021 Highlights:
•Revenue of $88.1 million, a 22% increase compared to the $72.4 million reported in the second quarter fiscal 2020.
•Gross Profit of $66.1 million, a 24% increase compared to the $53.1 million reported in the second quarter fiscal 2020. Gross margin of 75.0% compared to 73.4% reported in second quarter fiscal 2020.
•Net Loss and Non-GAAP Net Loss:
•Net loss of $25.1 million compared to the net loss of $29.3 million in the second quarter fiscal 2020.
•Non-GAAP net loss of $7.9 million compared to the non-GAAP net loss of $12.7 million in the second quarter fiscal 2020.
•Net Loss Per Share and Non-GAAP Net Loss Per Share:
•Net loss per share of $0.21 in the second quarter fiscal 2021 compared to net loss per share of $0.26 in the second quarter fiscal 2020.
•Non-GAAP net loss per share of $0.07 in the second quarter fiscal 2021 compared to non-GAAP net loss per share of $0.11 in the second quarter fiscal 2020.
•Net loss per share and non-GAAP net loss per share were based on 118.4 million and 111.8 million weighted-average basic shares outstanding for the second quarter fiscal 2021 and fiscal 2020, respectively.
•Balance Sheet: Cash and cash equivalents of $223 million as of July 31, 2020. Unearned revenue of $147 million as of July 31, 2020, a 20% increase compared to $123 million as of July 31, 2019.
•Remaining Performance Obligations ("RPO"): RPO of $294 million as of July 31, 2020. RPO expected to be recognized over the next 24 months of $274 million with the remaining balance expected to be recognized thereafter. RPO does not include amounts under contract subject to certain accounting exclusions.
•Cash Flow: Net cash used in operating activities was $15.6 million for the three months ended July 31, 2020 compared to net cash used in operating activities of $11.4 million for the same period of fiscal 2020.
Readers are encouraged to review the tables labeled "Reconciliation of GAAP to Non-GAAP Financial Measures" at the end of this release.

Recent Business Highlights:
•Announced Jim Steele will transition to a new role as an advisor, and David Rudnitsky and Patrick Blair will each be promoted to Chief Revenue Officer.
•Announced the expansion of Yext Answers into four new languages. Businesses and organizations will now be able to deliver official answers on their websites in French, German, Italian and Spanish.
•Announced our Summer '20 Release introducing several enhancements to the Yext platform, including new features that provide businesses more options to customize their search results in a rapidly changing environment.
•In May 2020, announced global technology partnership with Adobe. Yext joined the Adobe Exchange program at the premier level, the top tier of Adobe’s technology partner program. Adobe content management system clients can choose to upgrade their search experience with Yext Answers.
•Customer count, which excludes our small business and third-party reseller customers, increased 27% year-over-year to nearly 2,200 as of July 31, 2020.
•Structured facts in the Yext Knowledge Graph increased 71% year-over-year to over 385 million as of July 31, 2020, with more than one-third of that increase attributable to a large U.S. cable company, which added a large amount of information this period.
•Annual recurring revenue ("ARR") increased 22% year-over-year to $338 million as of July 31, 2020, compared to $277 million as of July 31, 2019.

Financial Outlook:
Yext is also providing the following guidance for its third fiscal quarter ending October 31, 2020.
•Third Quarter Fiscal 2021 Outlook:
•Revenue is projected to be in the range of $86 million to $88 million.
•Non-GAAP net loss per share is projected to be $0.09 to $0.07 which assumes 120.4 million weighted-average basic shares outstanding.
With the uncertainty surrounding the ongoing impact of the COVID-19 pandemic, we are not providing full year fiscal 2021 guidance.

Conference Call Information
Yext will host a conference call today at 4:30 P.M. Eastern Time (1:30 P.M. Pacific Time) to discuss its financial results with the investment community. A live webcast of the call will be available on the Yext Investor Relations website at http://investors.yext.com. A live dial-in is available domestically at (877) 883-0383 and internationally at (412) 902-6506, passcode 2822335.
A replay will be available domestically at (877) 344-7529 or internationally at (412) 317-0088, passcode 10147213, until midnight (ET) September 10, 2020.
About Yext
The ultimate source for official answers about a business online should be the business itself. However, when consumers ask questions on company websites, too often they are left in the dark with wrong answers. Yext (NYSE: YEXT), the Search Experience Cloud, solves this problem by organizing a business's facts so it can provide official answers to consumer questions — wherever people search. Starting with the company website, then extending across search engines and voice assistants, businesses around the world, like T-Mobile, Jaguar Land Rover, BBVA USA, and Kiehl's — as well as organizations like the U.S. State Department and World Health Organization — trust Yext to radically improve the search experience on their websites and across the entire search ecosystem.
Yext's mission is to help businesses and organizations around the world deliver official answers everywhere people search. Yext has been named a Best Place to Work by Fortune and Great Place to Work®, as well as a Best Workplace for Women. Yext is headquartered in New York City with offices in Amsterdam, Berlin,

Chicago, Dallas, Geneva, London, Miami, Milan, Paris, San Francisco, Shanghai, Tokyo, and the Washington, D.C. area — and work-from-home offices all around the world.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements including, but not limited to, statements regarding our revenue, non-GAAP net loss and shares outstanding for our third quarter fiscal 2021 in the paragraphs under "Financial Outlook" above, statements regarding the impact of the COVID-19 pandemic on our business and results of operations and other statements regarding our expectations regarding the growth of our company, our market opportunity, sales efficiency efforts and our industry. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential," "might," "would," "continue," or the negative of these terms or other comparable terminology. Actual events or results may differ from those expressed in these forward-looking statements, and these differences may be material and adverse.
We have based the forward-looking statements contained in this release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, strategy, short- and long-term business operations, prospects, business strategy and financial needs. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the impact of the COVID-19 pandemic on U.S. and global markets, our business, operations, financial results, cash flow, demand for our products, sales cycles, and customer acquisition and retention; our ability to renew existing customers and attract new customers generally; our ability to successfully expand and compete in new geographies and industry verticals; our ability to maintain and scale our sales force; our ability to expand our service and application provider network; our ability to develop new product and platform offerings to expand our market opportunity, including with Yext Answers; our ability to release new products and updates that are adopted by our customers; our ability to manage our growth effectively; changes to our real estate strategy, in particular the timing and size of our capital expenditures related to new facilities; weakened or changing global economic conditions; the number of options exercised by our employees and former employees; and the accuracy of the assumptions and estimates underlying our financial projections. For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, which are available at http://investors.yext.com and on the SEC's website at https://www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings we make with the SEC from time to time. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
The forward-looking statements made in this release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date hereof or to conform such statements to actual results or revised expectations, except as required by law.
Non-GAAP Measurements
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables include non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating expenses as a percentage of total revenue, non-GAAP net loss, non-GAAP net loss per share, non-GAAP net loss as a percentage of total revenue, which are referred to as non-GAAP financial measures.
These non-GAAP financial measures are not calculated in accordance with GAAP as they have been adjusted to exclude the effects of stock-based compensation expenses. Non-GAAP gross margin, non-GAAP operating expenses as a percentage of total revenue, and non-GAAP net loss as a percentage of total revenue are ratios calculated by dividing the applicable non-GAAP financial measure by total revenue. Non-GAAP net loss per share is defined as non-GAAP net loss on a per share basis. See "Reconciliation of GAAP to Non-GAAP Financial Measures" for a discussion of the applicable weighted-average shares outstanding.
We believe these non-GAAP financial measures provide investors and other users of our financial information consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our results of operations. With respect to non-GAAP gross margin, non-GAAP operating expenses as a percentage of total revenue, and non-GAAP net loss as a percentage of total revenue, we believe these non-GAAP financial measures are useful in evaluating our profitability relative to the amount of revenue generated, excluding the impact of stock-based compensation expense. We also believe non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics eliminate the effects of stock-based compensation, which may vary for reasons unrelated to overall operating performance.
We use these non-GAAP financial measures in conjunction with traditional GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our Board of Directors concerning our financial performance. Our definition may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish this or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP.
These non-GAAP financial measures may be limited in their usefulness because they do not present the full economic effect of our use of stock-based compensation. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of non-GAAP net loss to net loss, non-GAAP net loss per share to net loss per share and non-GAAP net loss margin to net loss margin, the most closely related GAAP financial measures. However, we have not reconciled the non-GAAP guidance measures disclosed under "Financial Outlook" to their corresponding GAAP measures because certain reconciling items such as stock-based compensation and the corresponding provision for income taxes depend on factors such as the stock price at the time of award of future grants and thus cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures is not available without unreasonable effort. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP net loss and non-GAAP net loss per share in conjunction with net loss and net loss per share.
Operating Metrics
This press release also includes certain operating metrics that we believe are useful in providing additional information in assessing the overall performance of our business.
Customer count is defined as the total number of customers with contracts executed as of the last day of the reporting period and a unique administrative account identifier on the Yext platform. We believe that customer count provides insight into our ability to grow our enterprise and mid-market customer base. As such, customer count excludes third-party reseller customers and small businesses customers as well as customers only receiving free trials.
Structured facts represent all of the discrete data elements provided by our customers and stored in the Yext Knowledge Graph. For example, a customer's opening hours from Monday through Friday are reflected as five structured facts. We believe the number of structured facts provides insight into our customers’ level of engagement of our platform.
Annual recurring revenue, or ARR, is defined as the annualized recurring amount of all contracts executed as of the last day of the reporting period. The recurring amount of a contract is determined based upon the terms of a contract and is calculated by dividing the amount of a contract by the term of the contract and then annualizing such amount. The calculation assumes no subsequent changes to the existing subscription and excludes amounts related to overages above the contractual minimum commitment. Contracts include portions of professional services contracts that are recurring in nature. ARR is independent of historical revenue, unearned revenue, remaining performance obligations or any other GAAP financial measure over any period. It should be considered in addition to, not as a substitute for, nor superior to or in isolation from, these measures and other measures prepared in accordance with GAAP. We believe ARR provides insight into the performance of our recurring revenue business model while mitigating for fluctuations in billing and contract terms.

For Further Information Contact:
Investor Relations:
Yuka Broderick
IR@yext.com

Public Relations:
Amanda Kontor
PR@yext.com

YEXT, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	July 31, 2020	January 31, 2020
Assets
Current assets:
Cash and cash equivalents	$223,347	$256,076
Accounts receivable, net of allowances of $3,136 and $995, respectively	53,116	80,583
Prepaid expenses and other current assets	20,413	12,730
Costs to obtain revenue contracts, current	29,053	28,423
Total current assets	325,929	377,812
Restricted cash	—	12,100
Property and equipment, net	64,066	26,200
Operating lease right-of-use assets	108,663	111,973
Costs to obtain revenue contracts, non-current	21,982	26,051
Goodwill	4,763	4,534
Intangible assets, net	1,044	1,343
Other long term assets	5,209	3,607
Total assets	$531,656	$563,620
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$54,066	$59,482
Unearned revenue, current	147,195	176,806
Operating lease liabilities, current	7,073	8,640
Total current liabilities	208,334	244,928
Operating lease liabilities, non-current	123,916	115,187
Other long term liabilities	5,858	2,293
Total liabilities	338,108	362,408
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 50,000,000 shares authorized at July 31, 2020 and January 31, 2020; zero shares issued and outstanding at July 31, 2020 and January 31, 2020	—	—
Common stock, $0.001 par value per share; 500,000,000 shares authorized at July 31, 2020 and January 31, 2020; 126,016,885 and 122,335,709 shares issued at July 31, 2020 and January 31, 2020, respectively; 119,511,551 and 115,830,375 shares outstanding at July 31, 2020 and January 31, 2020, respectively	126	122
Additional paid-in capital	681,763	636,008
Accumulated other comprehensive income (loss)	557	(360)
Accumulated deficit	(476,993)	(422,653)
Treasury stock, at cost	(11,905)	(11,905)
Total stockholders’ equity	193,548	201,212
Total liabilities and stockholders’ equity	$531,656	$563,620

YEXT, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share data)
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2020	2019	2020	2019
Revenue	$88,055	$72,373	$173,406	$141,081
Cost of revenue	21,984	19,269	43,168	35,742
Gross profit	66,071	53,104	130,238	105,339
Operating expenses:
Sales and marketing	56,049	52,371	114,569	98,769
Research and development	14,788	12,686	29,166	22,592
General and administrative	19,474	18,344	39,932	33,535
Total operating expenses	90,311	83,401	183,667	154,896
Loss from operations	(24,240)	(30,297)	(53,429)	(49,557)
Interest income	47	1,377	515	2,283
Interest expense	(154)	(79)	(291)	(132)
Other expense, net	(423)	(203)	(507)	(409)
Loss from operations before income taxes	(24,770)	(29,202)	(53,712)	(47,815)
(Provision for) benefit from income taxes	(346)	(89)	(628)	(435)
Net loss	$(25,116)	$(29,291)	$(54,340)	$(48,250)

Net loss per share attributable to common stockholders, basic and diluted	$(0.21)	$(0.26)	$(0.46)	$(0.44)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	118,411,758	111,777,703	117,519,214	109,159,753

Other comprehensive income (loss):
Foreign currency translation adjustment	$2,250	$(899)	$917	$(585)
Unrealized gain on marketable securities, net	—	7	—	42
Total comprehensive loss	$(22,866)	$(30,183)	$(53,423)	$(48,793)

YEXT, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six months ended July 31,
	2020	2019
Operating activities:
Net loss	$(54,340)	$(48,250)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	5,187	3,822
Bad debt expense	2,316	19
Stock-based compensation expense	34,602	29,825
Amortization of operating lease right-of-use assets	6,827	4,710
Other, net	344	(70)
Changes in operating assets and liabilities:
Accounts receivable	26,001	17,927
Prepaid expenses and other current assets	(7,929)	72
Costs to obtain revenue contracts	3,726	(2,563)
Other long term assets	(1,191)	(1,058)
Accounts payable, accrued expenses and other current liabilities	(7,010)	(561)
Unearned revenue	(31,377)	(12,205)
Operating lease liabilities	3,744	(2,399)
Other long term liabilities	2,805	114
Net cash used in operating activities	(16,295)	(10,617)
Investing activities:
Maturities of marketable securities	—	45,797
Capital expenditures	(40,055)	(4,449)
Net cash (used in) provided by investing activities	(40,055)	41,348
Financing activities:
Proceeds from common stock offering, net of underwriting discounts and commissions	—	147,000
Payments of common stock deferred offering issuance costs	—	(530)
Proceeds from exercise of stock options	6,651	9,167
Payments of deferred financing costs	(654)	(260)
Proceeds, net from employee stock purchase plan withholdings	3,667	3,647
Net cash provided by financing activities	9,664	159,024
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,857	(609)
Net (decrease) increase in cash, cash equivalents and restricted cash	(44,829)	189,146
Cash, cash equivalents and restricted cash at beginning of period	268,176	91,755
Cash, cash equivalents and restricted cash at end of period	$223,347	$280,901
Supplemental reconciliation of cash, cash equivalents and restricted cash within the condensed consolidated balance sheets:

(in thousands)	July 31, 2020	July 31, 2019
Cash and cash equivalents	$223,347	$268,801
Restricted cash	—	12,100
Total cash, cash equivalents and restricted cash	$223,347	$280,901

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended July 31, 2020
Costs and expenses	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	$21,984	$(1,307)	$20,677
Sales and marketing	$56,049	$(7,960)	$48,089
Research and development	$14,788	$(3,933)	$10,855
General and administrative	$19,474	$(4,030)	$15,444

	Three months ended July 31, 2019
Costs and expenses	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	$19,269	$(988)	$18,281
Sales and marketing	$52,371	$(8,229)	$44,142
Research and development	$12,686	$(3,058)	$9,628
General and administrative	$18,344	$(4,334)	$14,010

	Six months ended July 31, 2020
Costs and expenses	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	$43,168	$(2,540)	$40,628
Sales and marketing	$114,569	$(15,741)	$98,828
Research and development	$29,166	$(7,876)	$21,290
General and administrative	$39,932	$(8,445)	$31,487

	Six months ended July 31, 2019
Costs and expenses	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	$35,742	$(1,806)	$33,936
Sales and marketing	$98,769	$(15,069)	$83,700
Research and development	$22,592	$(5,630)	$16,962
General and administrative	$33,535	$(7,320)	$26,215

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Gross profit
GAAP gross profit	$66,071	$53,104	$130,238	$105,339
Plus: Stock-based compensation expense	1,307	988	2,540	1,806
Non-GAAP gross profit	$67,378	$54,092	$132,778	$107,145

Gross margin
GAAP gross margin	75.0%	73.4%	75.1%	74.7%
Plus: Stock-based compensation expense	1.5%	1.3%	1.5%	1.2%
Non-GAAP gross margin	76.5%	74.7%	76.6%	75.9%

Operating expenses
GAAP operating expenses	$90,311	$83,401	$183,667	$154,896
Less: Stock-based compensation expense	(15,923)	(15,621)	(32,062)	(28,019)
Non-GAAP operating expenses	$74,388	$67,780	$151,605	$126,877

Operating expenses as a percentage of total revenue
GAAP operating expenses as a percentage of total revenue	103%	115%	106%	110%
Less: Stock-based compensation expense	(19)%	(21)%	(19)%	(20)%
Non-GAAP operating expenses as a percentage of total revenue	84%	94%	87%	90%

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share and per share data)
(Unaudited)

	Three months ended July 31,
	2020	2019
GAAP net loss	$(25,116)	$(29,291)
Plus: Stock-based compensation expense	17,230	16,609
Non-GAAP net loss	$(7,886)	$(12,682)

Net loss per share attributable to common stockholders, basic and diluted	$(0.21)	$(0.26)

Stock-based compensation expense per share	0.14	0.15
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.07)	$(0.11)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	118,411,758	111,777,703

	Three months ended July 31,
	2020	2019
GAAP net loss as a percentage of total revenue	(28.5)%	(40.5)%
Plus: Stock-based compensation expense	19.5%	23.0%
Non-GAAP net loss as a percentage of total revenue	(9.0)%	(17.5)%

	Six months ended July 31,
	2020	2019
GAAP net loss	$(54,340)	$(48,250)
Plus: Stock-based compensation expense	34,602	29,825
Non-GAAP net loss	$(19,738)	$(18,425)

Net loss per share attributable to common stockholders, basic and diluted	$(0.46)	$(0.44)

Stock-based compensation expense per share	0.29	0.27
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.17)	$(0.17)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	117,519,214	109,159,753

	Six months ended July 31,
	2020	2019
GAAP net loss as a percentage of total revenue	(31.3)%	(34.2)%
Plus: Stock-based compensation expense	19.9%	21.1%
Non-GAAP net loss as a percentage of total revenue	(11.4)%	(13.1)%